                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-15123


                             VSI ENTERPRISES, INC.

             SUPPLEMENT NO. 2 TO PROSPECTUS DATED DECEMBER 17, 1996



         Subsequent to the date of the Prospectus, Mark E. Munro and Susan S. Munro, Selling Shareholders, transferred by gift an aggregate of 1,807,339 shares of Common Stock owned by them and reflected in the table under the caption "Selling Shareholders." Accordingly, the Prospectus is amended to reduce the number of shares beneficially owned by Mark E. Munro and Susan S. Munro (who are each deemed to beneficially own the shares held by the other), by 1,807,339 shares and adding to the selling shareholder table the following recipient of the gifted shares:



                                        BEFORE THE OFFERING                                   AFTER THE OFFERING
                                  ------------------------------                        -------------------------------
                                        NUMBER                        SECURITIES TO          NUMBER
       NAME OF BENEFICIAL            BENEFICIALLY       PERCENT          BE SOLD          BENEFICIALLY       PERCENT
              OWNER                     OWNED           OF CLASS       IN OFFERING           OWNED           OF CLASS
 ------------------------------   -----------------   -----------   -----------------   ----------------   ------------
 The Mark E. Munro Charitable
 Remainder Unitrust - 1996 U/A
 dated December 31, 1996 . . .        1,807,339           4.4%          1,807,339              0                0




         As of the date of this Supplement, Mark E. Munro and Susan S. Munro collectively own 200,000 shares of Common Stock of the Company





                 The date of this Supplement is March 24, 1997